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                         Duane, Morris & Heckscher LLP

                                ATTORNEYS AT LAW

                               ONE LIBERTY PLACE
                          PHILADELPHIA, PA 19103-7396
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                              November ____, 1997

The Board of Directors of
 Centocor Diagnostics, Inc.
244 Great Valley Parkway
Malvern, PA 19044

     Re: Centocor Diagnostics, Inc.
         --------------------------

Gentlemen:

     We have acted as counsel to Centocor Diagnostics, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-1 (the "Registration Statement") relating to the offer and sale by the Company of up to 3,335,000 shares (the "Shares") of Class A Common Stock, $.01 par value per share, of the Company.

     As counsel to the Company, we have supervised all corporate proceedings in connection with the preparation and filing of the Registration Statement. We have also examined the Company's Articles of Incorporation and Bylaws, as amended to date, the corporate minutes and other proceedings and the records relating to the authorization, sale and issuance of the Shares, and such other documents and matters of law as we have deemed necessary or appropriate in order to render this opinion.

     Based upon the foregoing, it is our opinion that each of the Shares, when paid for, will be duly authorized, legally and validly issued and outstanding, fully paid and nonassessable.

     We hereby consent to the use of this opinion in the Registration Statement, and we further consent to the reference to our name in the Prospectus under the caption "Legal Matters."

                                   Sincerely,


DCT/hjr